UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012

Lions Gate Entertainment Corp.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-14880	N/A
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1055 West Hastings Street, Suite 2200
Vancouver, British Columbia, Canada V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Address of principal executive offices) (Zip Code)

(877) 848-3866
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Lions Gate Entertainment Corp. (the “Company”) intends to file promptly after this filing, an amendment to its Annual Report on Form 10-K for the year ended March 31, 2012 originally filed on May 30, 2012 (the “2012 Form 10-K”) to correct the presentation of certain single picture production loan borrowings by Summit Entertainment, LLC (which the Company acquired on January 13, 2012) ("Summit") in the Company's consolidated statement of cash flows for the year ended March 31, 2012.
The borrowings were included in the change in film obligations line item within the net cash used in operating activities category of the consolidated statement of cash flows rather than in the borrowings under individual production loans line item within the net cash provided by financing activities category. This correction results in an increase in the net cash used in operating activities subtotal in the consolidated statement of cash flows of $50.6 million to $214.1 million and an increase in the net cash provided by financing activities of $50.6 million to $747.4 million. The change did not impact the Company's consolidated balance sheets, statements of operations or statements of shareholders' equity presented in the 2012 Form 10-K and accordingly, did not impact net changes in cash or cash equivalents, total assets, liabilities, equity, results of operations, or the Company's non-GAAP metrics of  EBITDA and Free Cash Flow.
The Company's management concluded on June 21, 2012, after discussion with the Company's Audit Committee and independent registered public accounting firm, Ernst & Young LLP, that the previously issued financial statements contained in the Company's 2012 Form 10-K should no longer be relied upon.
The Company determined that this restatement represented a material weakness as of March 31, 2012 in the internal controls specifically associated with the classification of certain single picture production loans within the statement of cash flows for the year ended March 31, 2012, with respect to the newly acquired entity (Summit). The Company has now implemented the same controls the Company applies for its other subsidiaries, for the classification of production loans within Summit's statement of cash flows. As reflected in "Item 9A. Controls and Procedures" in the 2012 Form 10-K, under Management's Report on Internal Control over Financial Reporting, management's assessment of and conclusion on the effectiveness of internal control over financial reporting explicitly excluded the internal controls of Summit due to the short period of time between its acquisition in the fourth quarter on January 13, 2012 and our March 31, 2012 year end. The Report of our Independent Registered Public Accounting Firm also did not include an evaluation of the internal control over financial reporting of Summit.
The Audit Committee has discussed the matters disclosed in this filing pursuant to Item 4.02(a) with management and with the Company's independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2012

LIONS GATE ENTERTAINMENT CORP.

By: /s/ James Keegan
Name: James Keegan
Title: Chief Financial Officer